Exhibit No. 23.1


CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in Registration Statement No. 33-67690 of Texas Eastern Transmission Corporation on Form S-3 of our report dated February 12, 1999, appearing in this Form 10-K of Texas Eastern Transmission Corporation for the years ended December 31, 1998 and 1997.


/s/ Deloitte & Touche LLP
Charlotte, North Carolina
March 25, 1999